POWER OF ATTORNEY

    KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, Frederick Philip Snow, an individual subject to the filing requirements (the "Filer") of Section 16 of the Securities Act of 1934, as amended (the "Act"), does hereby constitute and appoint any of Helen Shan, Rachel Stern, Brian Daly, Megan Jones, Jill Shank, Debra Quas, as his true and lawful attorney-in-fact and in his name, place and stead to execute and deliver, and to take such other action as the attorney considers necessary or appropriate, to effect, any filing on Form 3, Form 4, or Form 5 to be filed under Section 16 of the Act,

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 25th day of March, 2019.

                        /s/ F. PHILIP SNOW
                        Signature

                        Printed name:  Frederick Philip Snow

STATE OF CONNECTICUT)
                        ) SS:
COUNTY OF FAIRFIELD)

    On the 25th day of March, 2019, before me personally came Frederick Philip Snow and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

                        /s/ MARIA EDMONDSON
                        Notary Public